UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 11, 2005
Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA                                                              22033
     (Address of principal executive offices)                                                               (Zip Code)

(703) 218-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2.)

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.          Other Events

On Friday, February 11, 2005, the Company sold its ManTech Environmental Technology, Inc. business unit to Alion Science and Technology Corporation. A copy of the February 14, 2005 press release announcing the transaction is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01.          Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this Report on Form 8-K:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	ManTech International Corporation Press Release, dated February 14, 2005, announcing that its ManTech Environmental Technology business has been acquired by Alion Science and Technology Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             MANTECH INTERNATIONAL CORPORATION

Date: February 14, 2005	/s/ Ronald R. Spoehel Ronald R. Spoehel Executive Vice President and Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Mark Root	Maureen Crystal
Executive Director, Corporate Communications	Executive Director, Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

ManTech Environmental Technology Business Acquired by Alion Science and Technology Corporation

FAIRFAX, Virginia, February 14, 2005 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Department of Defense, the Intelligence Community, the Department of State, the Department of Justice, the Department of Homeland Security and other U.S. federal government customers announced today that Alion Science and Technology Corporation has acquired the ManTech Environmental Technology, Inc. (METI) business unit. Financial terms of the transaction were not released.

The ManTech Environmental Technology business performs research and development in the fields of environmental and life sciences for the Environmental Protection Agency, the National Cancer Institute, the U. S. Air Force and other federal government agencies. Alion Science and Technology, based in McLean, Virginia, is an employee-owned research and development company with more than 1,800 employees providing technology services to U. S. federal government agencies and commercial customers.

“The environmental technology organization has been part of ManTech for the past 17 years and I am very proud of the contributions our environmental science business has made to the quality of our environment and our nation's public health,” said George J. Pedersen, Chairman of the Board and CEO, ManTech International Corporation. “The acquisition of METI by Alion will allow ManTech to continue to heighten our concentration on our core DOD and Intelligence Community businesses, and at the same time, provide an opportunity for our environmental scientists to expand their work as part of a company that provides similar technology services to EPA, DOD and other agencies.”

Windsor Group, a division of BB&T Capital Markets/Scott & Stringfellow, Inc., advised ManTech International Corporation on the transaction.

About ManTech International Corporation:

ManTech’s expertise includes technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshall Service deploy a common, office automation system. With projected annual revenues in excess of $800 million for the current year and more than 5,500 highly qualified employees and several thousand consultants, the company operates in the United States and more than 30 countries worldwide. ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies for 2004. Also this year, VARBusiness magazine ranked ManTech as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, could be interpreted to be “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. For a discussion of such risks and uncertainties, please refer to the section titled “Risks Related to The Company’s Business” in ManTech’s annual report on Form 10–K filed with the Securities and Exchange Commission on March 15, 2004, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including, among others, its reports on Form 8-K and Form 10-Q. The forward-looking statements included in this press release are only made as of the date of this press release, and the Company undertakes no obligation to update any of the forward- looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

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